EXHIBIT 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of SulphCo, Inc. (the “Company”) for the quarterly period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Larry D. Ryan, Chief Executive Officer of the Company, and Stanley W. Farmer, Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry D. Ryan
Name:	Larry D. Ryan
Title:	Chief Executive Officer
Date:	November 7, 2008

/s/ Stanley W. Farmer
Name:	Stanley W. Farmer
Title:	Vice President and
Chief Financial Officer
Date:	November 7, 2008